SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2004
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	0-3683 (Commission File Number)	64-0471500 (IRS Employer Identification No.)

248 East Capitol Street
Jackson, MS 39201
(Address, including zip code, of principal executive office)

(601) 354-5111
(Registrant’s telephone number, including area code)

Item 5. Other Events

On January 23, 2004, Trustmark Corporation issued a press release announcing that Chairman and Chief Executive Officer, Richard G. Hickson, will make a presentation to the Citigroup Smith Barney 2004 Financial Services Conference at the Plaza Hotel in New York City on Wednesday, January 28, 2004 at 10:00 a.m. EST.

Investors may listen to a live listen-only webcast of Hickson’s comments and follow his slide presentation by visiting the Investor Relations section of Trustmark’s corporate website at www.trustmark.com. The presentation will be archived and available for 30 days. Trustmark is a financial services company providing banking and financial solutions through over 140 offices and 2,350 associates in Mississippi and Tennessee.

Trustmark’s investor contacts are Zach Wasson, Executive Vice President and Chief Financial Officer (601-208-6816), and Joseph Rein, First Vice President (601-208-6898). Trustmark’s media contact is Gray Wiggers, Senior Vice President (601-208-5942).

Item 7. Financial Statements and Exhibits

     (c) The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Presentation to analysts by Richard G. Hickson on January 28, 2004

Item 9. Regulation FD Disclosure

Attached hereto is the presentation mentioned above to be made by Chairman of the Board and Chief Executive Officer Richard G. Hickson on January 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Richard G. Hickson Richard G. Hickson Chairman of the Board, President & Chief Executive Officer	BY:	/s/ Zach L. Wasson Zach L. Wasson Treasurer (Principal Financial Officer)

DATE:	January 27, 2004	DATE:	January 27, 2004

EXHIBIT INDEX

99.1	Presentation to analysts by Richard G. Hickson on January 28, 2004.